Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No.4 to Form S-1 (No. 333-268191) of our report dated July 14, 2022 (February 9, 2023 as to the effect of the reverse stock split discussed in Note 1), relating to the consolidated financial statements of Permex Petroleum Corporation, for the year ended September 30, 2021 which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

September 8, 2023